Exhibit 99.1

All American Semiconductor Announces Unaudited Fourth Quarter and Fiscal Year End Revenues and Estimated Results

Enters into Forbearance Agreement with Lenders After Receiving Notice of Default

MIAMI--(BUSINESS WIRE)--All American Semiconductor, Inc. (NASDAQ-GM:SEMI), a leading distributor of electronic components, today announced that unaudited revenues for the fourth quarter of 2006 were $95.8 million, a 16.2% decline from $114.2 million of revenues for the same period of 2005 and a 16.6% sequential decline from $114.8 million of revenues in the third quarter of 2006. The revenue decline was mostly attributable to liquidity issues at the Company and, to a lesser degree, the impact of operational issues relating to the implementation of a new ERP system during 2006, inventory builds at the customer base and some continuing softness in the electronics distribution industry. Unaudited revenues for the year ended December 31, 2006 were $452.9 million, an increase of 4.6% from the same period of 2005.

While the Company is still in the process of finalizing its year-end financial results, the Company expects to report a loss from operations for the fourth quarter of 2006 in the range of $2.5 million to $3.3 million and a net loss for the fourth quarter of 2006 in the range of $8.3 million to $9.1 million ($(2.07) to $(2.26) per share (diluted)). For the year ended December 31, 2006, the Company expects an operating loss to be in the range of $1.2 million to $2.0 million and a net loss to be in the range of $11.0 million to $11.8 million ($(2.74) to $(2.94) per share (diluted)). The loss from operations and net loss includes a non-cash item of approximately $2.5 million in connection with an increase in the inventory obsolescence reserve. The net loss also includes a non-cash write-off of a deferred tax asset of $3.8 million. The net loss for the fourth quarter of 2006 does not reflect a tax benefit for tax loss carryforwards in the range of $1.7 million to $2.0 million. The net loss for the year ended December 31, 2006 does not reflect a tax benefit for tax loss carryforwards in the range of $3.2 million to $3.5 million.

Revenue, operating and net loss data for 2006 remain subject to possible adjustments in inventory and/or accounts receivable reserves and/or write-offs as well as other potential adjustments in connection with the completion of the year-end audit and the preparation of the Company's Annual Report on Form 10-K for the year ended December 31, 2006. In that regard, the Company does not expect to complete its year-end audit in time to file its Form 10-K by April 2, 2007 and, as a result, expects to file a notice with the Securities and Exchange Commission on Form 12b-25, indicating that it is unable to file the Form 10-K by that date.

Operating losses were primarily the result of the reduction in revenue, significant cost overruns and severe operating issues relating to the implementation of a new ERP system which was placed into service in the first quarter of 2006 and the increase in the inventory obsolescence reserve. These cost overruns and operating issues continued throughout 2006 and into 2007 and caused significant liquidity problems which in turn impeded the Company's ability to purchase products needed to maintain its business levels, which in turn worsened the liquidity situation.

In an effort to improve operating efficiencies, in the fourth quarter of 2006, the Company terminated its relationship with certain suppliers which accounted for an aggregate of $7.7 million of the Company's 2006 revenues. Additionally, the operating and liquidity issues discussed above have resulted in the loss of other suppliers as of March 23, 2007 aggregating sales of $20.8 million of the Company's 2006 revenues.

The Company's backlog of customer orders has declined from $96.4 million at the end of the third quarter of 2006 to $52.8 million as of March 23, 2007. Sales for the first quarter of 2007 are expected to be in the range of $64.0 million to $67.0 million. The continued revenue decline was mostly attributable to liquidity issues at the Company.
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In an attempt to reduce overhead as a result of the decline in revenues, the
Company has reduced its SG&A significantly, mostly through voluntary and involuntary reductions in staffing levels. Additionally, the Company has reduced its bank borrowings from a reported high during 2006 of $94.8 million at the end of the second quarter of 2006 to approximately $55.0 million as of March 27, 2007. The Company has also reduced its inventory from a reported high during 2006 of $95.2 million at the end of the second quarter of 2006 to approximately $41.0 million as of March 23, 2007.

As a result of the liquidity issues described above, on March 27, 2007 the Company received a notice of default from Harris N.A., co-administrative agent under the Company's $100 million Credit Facility dated as of May 14, 2003, as amended. The notice of default was issued primarily due to an overadvance of the Company's borrowing base. The Company subsequently entered into a Forbearance Agreement with the lenders under the Credit Facility whereby the lenders agreed to continue to provide revolving credit loans and to forbear from exercising their rights and remedies against the Company and its subsidiaries with respect to the existing and anticipated defaults. The forbearance includes, without limitation, forbearing from the right to terminate the remaining loan commitments and forbearing from the right to accelerate payment of outstanding principal and accrued interest. The forbearance continues until April 15, 2007 unless sooner terminated in the event of a forbearance default. The lenders have given no indication that they will extend the forbearance period beyond April 15, 2007.

Subject to certain limitations, the lenders agreed to provide additional liquidity to the Company in the short term by allowing the Company up to $9.85 million of overadvances through March 30, 2007, up to $9.52 million of overadvances from March 31, 2007 through April 6, 2007 and up to $10.64 million of overadvances from April 7, 2007 until April 15, 2007. Among other requirements of the Forbearance Agreement, the lenders have the right to immediately convert any and all Eurodollar loans into base rate loans under the Credit Facility; the Company is subject to limitations on types and manner of disbursements (including vendor payments) to be made; the Company must pay interest at the default rate on all outstanding obligations beginning no later than March 21, 2007; and the lenders' revolving credit commitment under the Credit Facility was reduced to $70 million.

As previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, the Company had anticipated that it would need future amendments to the Credit Facility, including elimination of certain financial covenant tests and restrictions, or a restructuring of the terms of the Credit Facility, as well as additional financing in order to meet its financial requirements. In that regard, the Company has been working with the investment banking group of Raymond James & Associates, Inc. to assist it in exploring replacement and additional financing opportunities as well as other possible strategic alternatives. The Company continues to explore all strategic options including, but not limited to, refinancings, financings, a potential sale of the Company or its assets, a recapitalization, a restructuring or a Chapter 11 bankruptcy filing. The Company cannot provide any assurance that its efforts will enable it to continue as a going concern.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "expected," "intends," "may," "will," "shall," and similar expressions, to the extent used, are intended to identify the forward-looking statements. In addition, to the extent that this press release discusses or refers to our unaudited fourth quarter and fiscal year end revenues and estimated results, future performance, expectations, beliefs or intentions about the Company's liquidity situation or issues, our sales, markets, future operating results or otherwise makes statements about our new ERP system, the loss of suppliers, industry conditions or trends, the lenders' willingness to extend or modify the forbearance agreement, obtaining refinancings, financings, replacement of the Credit Facility, a sale of the Company or its assets, a recapitalization, a restructuring or a Chapter 11 bankruptcy filing, such statements are forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that
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could adversely affect the Company's future results, performance or achievements include, without limitation: adjustments in inventory and/or accounts receivable and/or write-off as well as other potential adjustments in connection with the completion of the Company's audit for fiscal year 2006; failure of the Company to comply with the terms of the forbearance agreement with its lenders, obtain an extension of the forbearance agreement from its lenders or otherwise obtain necessary amendments to its Credit Facility as a result of present defaults or anticipated future defaults thereunder or inability of the Company to otherwise resolve the substantial operational and liquidity issues that gave rise to the notice of default; the exercise by the lenders of their rights and remedies upon a forbearance default or other default under the Credit Facility; the inability of the Company to successfully restructure or replace the Credit Facility or to restructure, recapitalize or reorganize the Company and/or its operations; the filing of a Chapter 11 bankruptcy case; insufficient funds generated or available from operations, from the Company's Credit Facility because of borrowing base, financial covenant or overadvance or other limitations or otherwise and from other financing sources (debt and/or equity), if obtainable at all, to support the Company's operations and reduce its severe liquidity issues; further and continuing deterioration in the relationships with existing suppliers and customers; additional losses of suppliers and customers; the continuing and increasing slowdown in sales or that slowdown being greater than the Company expects; inventory builds at the Company's customer base; the failure of the Company's ERP system to improve or to become fully and successfully implemented and operational, as well as the ultimate total cost of installing and implementing the ERP system; weakening industry and market conditions more than the Company expects; the level and extent of effectiveness of certain cost cutting measures by the Company implemented or required to be implemented and the impact of those cost cutting measures on the ability of the Company to operate and to reduce its losses; an increase in interest rates, including as a result of its default under the Credit Facility and/or further increases in pricing levels under its Credit Facility and/or interest rate increases by the Federal Reserve Board, or the interest rate, as well as fees, charged on any replacement or additional financing if obtainable at all; and the other uncertainties, risks and factors including those described in the Company's reports on Forms 10-K, Forms 10-Q, Forms 8-K and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

Contacts

All American Semiconductor, Inc., Miami
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
305-621-8282 x1417
or
Raymond James & Associates, Inc.
Raj Singh, 212-672 6835
or
Joseph B. Hayek, 404-442-5807